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                  CRAFTMADE INTERNATIONAL, INC. AND ITS SUBSIDIARIES

                                   EXHIBIT 21


The following schedule lists the subsidiaries of Craftmade International, Inc., a Delaware corporation, as of August 31, 1999:


           Corporate Name                            State of Organization         Percent Owned by Company
           --------------                            ---------------------         ------------------------
Durocraft International, Inc.                            Texas                               100%
C/D/R Incorporated                                       Delaware                            100%
Trade Source International, Inc. (TSI)                   Delaware                            100%
TSI Prime Asia (A wholly-owned subsidiary of TSI)        Hong Kong                           100%
Elitex (A wholly-owned subsidiary of TSI)                Hong Kong                           100%
Prime Home Impression LLC                                North Carolina                       50%
(A 50% owned subsidiary of TSI)
Design Trends, LLC                                       Delaware                             50%
(A 50% owned subsidiary of Craftmade)